SUB-ITEM 77Q3

AIM DIVERSIFIED DIVIDEND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 18


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                    $ 3,884
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $ 758
       Class C                                                      $ 523
       Class R                                                       $ 16
       Investor Class                                            $ 25,711
       Institutional Class                                        $ 1,151


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.2368
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.1498
       Class C                                                     0.1497
       Class R                                                     0.2058
       Investor class                                              0.2505
       Institutional Class                                         0.2796


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     16,692
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      3,956
       Class C                                                      3,323
       Class R                                                         96
       Class Y                                                        235
       Investor Class                                             102,286
       Institutional Class                                          4,183


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $9.43
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $9.34
       Class C                                                      $9.33
       Class R                                                      $9.44
       Class Y                                                      $9.43
       Investor Class                                               $9.42
       Institutional Class                                          $9.43